UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2009

BOISE CASCADE HOLDINGS, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	333-122770	20-1478587
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)

(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 12, 2009, we issued an earnings release announcing our second quarter 2009 financial results, a copy of which is furnished as Exhibit 99.1 to this Report on Form 8-K.  Additionally, Exhibit 99.2, a copy of which is furnished, includes certain statistical information relative to our quarterly performance.

We have reconciled the non-GAAP financial measures to our reported financial performance in the financial notes that accompany our earnings release.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2009, the following changes among our Directors and Executive Officers were approved.  They will be effective as of August 16, 2009:

1.  Duane C. McDougall resigned his position as our Chief Executive Officer.  Mr. McDougall will continue to serve as the Chairman of our Board of Directors.  In connection with Mr. McDougall’s resignation, an amendment to his employment contract was executed which will reduce his compensation to $180,000 per year and terminate the Boise, Idaho housing and travel arrangements previously contained in his employment agreement.  The amendment also converts the employment agreement from an agreement for a term running through December 1, 2010, to an employment at will arrangement which may be terminated by either party on 30 days’ notice and eliminates the severance provisions contained in the employment agreement.  The amendment provides that Mr. McDougall will not participate in the company’s short term and long term incentive plans, other than participation in this year’s Annual Incentive and Performance Plan, prorated to the effective date of his resignation and continued participation in the existing Director Equity Plan and Management Equity Plan (modified as described in the next paragraph).  It also provides that he will not receive meeting fees for participation in Board and committee meetings.  Mr. McDougall was appointed to the Board’s audit and compensation committees.

In addition, an amendment was entered into by Mr. McDougall and our parent company, Forest Products Holdings, L.L.C. (“FPH”), to the Management Equity Agreement between them dated November 20, 2008.  This amendment reduced the number of FPH Series C Common Equity Units held by Mr. McDougall from 8,972,980 to 6,072,126 and confirmed that 3,171,272 of the remaining units are vested, with the unvested remainder to vest over the period from August 16, 2009 through December 31, 2010.

The Second Amendment to Employment Agreement between the Company and Mr. McDougall and Amendment No. 1 to Management Equity Agreement between FPH and Mr. McDougall will be filed with the Company’s third quarter report on Form 10-Q.

2.  Thomas E. Carlile, age 58, was elected to our Board of Directors and to the office of Chief Executive Officer.  Mr. Carlile’s base salary was increased to $700,000 per year and his target bonus under our Annual Incentive and Performance Plan was increased to 100% of his base salary, with such change to be prorated for 2009 from the effective date of his election to the position of Chief Executive Officer.  Prior to such election Mr. Carlile served as our Executive Vice President and Chief Financial Officer.

Mr. Carlile became our Executive Vice President and Chief Financial Officer in February 2008, following the divestiture of our paper and packaging businesses. From October 2004 to January 2008, he served as Senior Vice President and Chief Financial Officer following Madison Dearborn Partners’ acquisition of the forest products assets from OfficeMax. From 1994 to October 2004, Mr. Carlile served as Vice President and Controller of Boise Cascade Corporation. Mr. Carlile received a bachelor’s degree in accounting from Boise State University and completed the Stanford Executive Program.

3.  Wayne M. Rancourt, age 46, was elected to the position of Senior Vice President and Chief Financial Officer.  Mr. Rancourt, who was, prior to such time, our Vice President and Treasurer retained the position of Treasurer.  Mr. Rancourt’s salary was increased to $350,000 and his target bonus under our Annual Incentive and Performance Plan was increased to 55% of his base salary, with such change to be prorated for 2009 from the effective date of his election to the position of Senior Vice President and Chief Financial Officer.  In connection with his election to the position of Senior Vice President and Chief Financial Officer, the company and Mr. Rancourt entered into a letter agreement amending the severance agreement between them dated February 22, 2008.  The amendment increases the amount of the lump sum severance payment to be received by Mr. Rancourt in the event of a Qualifying Termination (as defined) to two times the sum of his annual base salary and target annual incentive payment and increases the post-termination health and welfare benefits to be provided under the amended agreement from a 12-month period to an 18-month period.

Mr. Rancourt became our Vice President, Treasurer and Investor Relations in February 2008, following the divestiture of our paper and packaging businesses. From October 2004 to January 2008, he served as our Vice President and Treasurer.  From June 2004 to October 2004, Mr. Rancourt was Vice President and Treasurer for Boise Cascade Corporation.  From 2000 to June 2004, Mr. Rancourt was the Director of Retirement Funds and Risk Management for Boise Cascade Corporation Mr. Rancourt received a B.S. degree in accounting from Central Washington University.

The form of the February 22, 2008 severance agreement between us and Mr. Rancourt was filed as Exhibit 10.8 to our current Report on Form 8-K filed on February 28, 2008, and is incorporated herein by this reference.  The amendment to Mr. Rancourt’s severance agreement will be filed with the Company’s third quarter report on Form 10-Q.

4.  A Retention Award Agreement was entered into by the company and each of Stanley R. Bell and Thomas A. Lovlien, who are respectively our President, Building Materials Distribution and President, Wood Products Manufacturing.  Such agreements provide for a payment to each of such officers in an amount equal to their respective base pay at the time of vesting.  Such amount is payable in full upon vesting.  Vesting occurs with respect to Mr. Bell on October 31, 2011, and with respect to Mr. Lovlien on December 31, 2012.  The form of the Retention Award Agreements entered into with Mr. Bell and Mr. Lovlien will be filed with the Company’s third quarter report on Form 10-Q.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit Number	Description

Exhibit 99.1	Boise Cascade Holdings, L.L.C. Earnings Release dated August 12, 2009.

Exhibit 99.2	Boise Cascade Holdings, L.L.C. Quarterly Statistical Information for second quarter 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE HOLDINGS, L.L.C.

By	/s/ David G. Gadda
David G. Gadda
Vice President, General Counsel and Secretary

Date:  August 12, 2009